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                                                                   EXHIBIT 3(II)
                              AMENDED AND RESTATED
                                    BY-LAWS
                                       OF
                              BANCWEST CORPORATION

                                   ARTICLE I

                          MEETINGS OF THE STOCKHOLDERS

     SECTION 1.1 The regular annual meeting of the stockholders of this Corporation shall be held at such place and at such time as shall be fixed by the Board of Directors or by the Chairman of the Board of Directors.

     SECTION 1.2 Special meetings of the stockholders of the Corporation or of the holders of any one or more classes of the capital stock of the Corporation entitled to vote as a class or classes with respect to any matter, as required by law or as provided in the Certificate of Incorporation, shall be called by the Secretary at the request of the Chairman of the Board of Directors or a majority of the Board of Directors or of stockholders representing not less than a majority in voting power of the shares of capital stock issued and outstanding and entitled to vote at such meeting on such matter.

     SECTION 1.3 Unless otherwise required by applicable law, notice of every regular annual and every special meeting of the stockholders shall be given by first-class mail, postage prepaid, mailed at least ten days (but not more than sixty days) prior to the date of such meeting to each stockholder of record, as defined in Section 7.3, entitled to vote at such meeting at his address as shown upon the books of the Corporation.

     SECTION 1.4 Nominations of persons for election to the Board of Directors of the Corporation (other than persons to be elected as a "Class A Director" (as defined in the Certificate of Incorporation of the Corporation)) at an annual meeting of stockholders or at a special meeting of stockholders called for such purposes may be made by or at the direction of the Board of Directors by a majority vote of a committee of the Board of Directors comprised of all the "Non-Class A Directors" (as defined in the Certificate of Incorporation of the Corporation) or may be made at a meeting of stockholders by any holder of Common Stock entitled to vote for the election of Directors (other than Class A Directors) at the meeting, in compliance with the notice procedures set forth in this Section 1.4. Such nominations, other than those made by or at the direction of the Board of Directors by a majority vote of a committee of the Board of Directors comprised of all the Non-Class A Directors, shall be made by a stockholder of record pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serve as a Director if elected; and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder, (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and (c) whether the

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stockholder intends or is part of a group which intends to solicit proxies from other stockholders in support of such nomination. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation (other than a Class A Director) at a meeting of stockholders unless such person has been nominated in accordance with the procedures set forth herein. If the facts warrant, the Chairman of the meeting shall determine and declare to the meeting that a nomination does not satisfy the requirements set forth in the preceding sentences and the defective nomination shall be disregarded.

     SECTION 1.5 At any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by, or at the direction of, the Board of Directors, (ii) otherwise properly brought before the meeting by, or at the direction of, the Chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder entitled to vote at such meeting. For business to be properly brought before a meeting (other than business with respect to which only the holders of the Class A Common Stock are entitled to vote) by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and must have been a stockholder of record at the time such notice is given. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice to the Secretary shall set forth (i) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder, (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (c) any material interest of the stockholder in such business and
(d) whether the stockholder intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal. Except for matters on which only holders of shares of Class A Common Stock are entitled to vote, no business shall be conducted at an annual meeting of stockholders unless proposed in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure and such business shall not be transacted. To the extent this Section 1.5 shall be deemed by the Board of Directors or the Securities and Exchange Commission, or finally adjudged by a court of competent jurisdiction, to be inconsistent with the right of stockholders to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, such rule shall prevail.

     SECTION 1.6 At any meeting held for the purpose of electing Directors, (i) the presence in person or by proxy of the holders of at least a majority in voting power of the then outstanding shares of Class A Common Stock shall be required and be sufficient to constitute a quorum of such class for the election of Class A Directors by such class and (ii) the presence in person or by proxy of the holders of at least a majority in voting power of the then outstanding shares of capital stock of the Corporation entitled to vote thereon at such meeting (other than the shares of Class A Common Stock) shall be required and be sufficient to constitute a quorum for the election of Directors other than Class A Directors. At any such meeting or adjournment thereof the absence of a quorum of the holders of Class A Common Stock shall not prevent the election of Directors other than Class A Directors, and the absence of a quorum of the holders of voting shares other than Class A Common Stock shall not prevent the election of Class A Directors. At any meeting held for any purpose other than the election of Directors, the holders of outstanding shares of capital stock of the Corporation representing a majority of the votes entitled to be cast on such matter, present in person or by proxy, shall constitute a quorum. The holders of a majority of the shares present in person or by proxy at any
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meeting may adjourn from time to time without notice (except as required by law)
other than by announcement at the meeting, until a quorum shall be present. In addition, the Chairman of the Board may adjourn any such meeting from time to time without notice (except as required by law) other than by announcement at the meeting, whether or not a quorum shall be present. At all meetings of stockholders every stockholder of record, as provided in Section 7.3, entitled to vote shall be entitled to vote in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney.
Except as otherwise provided in the Certificate of Incorporation, each stockholder owning shares of stock in the Corporation, duly registered in his or her name in the stock books of the Corporation, shall be entitled in all stockholders' meetings to one vote for each share of stock so held, subject, however, to the provisions of Section 7.3 of these By-laws with respect to the determination of stockholders entitled to vote. At all meetings of stockholders for the election of Directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the Certificate of Incorporation, these By-laws, the rules and regulations of any stock exchange applicable to the Corporation, as otherwise provided by law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon.

     SECTION 1.7 Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 1.3 of these By-laws and called in accordance with Section 1.2 of these By-laws.

     SECTION 1.8 The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                                   ARTICLE II

                                   DIRECTORS

     SECTION 2.1 It shall be the duty of the Board of Directors to cause a complete record to be kept of all of its meetings and acts, and to present a full statement at the annual meeting of the stockholders, showing in detail the assets and liabilities of the Corporation and the general condition of its affairs.

     SECTION 2.2 A meeting of the Board of Directors shall be held following the annual meeting of the stockholders at the place of such annual meeting and as soon as practicable thereafter, and no notice thereof shall be necessary. Regular meetings of the Board of Directors shall be held on such days and at such hours as shall from time to time be fixed by standing resolution of the Board of Directors, and the meeting following the annual meeting of the stockholders shall constitute a regular meeting. In the event that the day fixed for any regular meeting of the Board of Directors shall fall on a legal holiday, then such regular meeting shall be held at the same hour upon such day as the Board of Directors may previously designate by resolution, and if no such day be designated, then said meeting shall be held on the next succeeding day that is not a holiday. Special meetings of the Board of Directors shall be called by the Secretary when requested by the Chairman
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of the Board of Directors or by the Chief Executive Officer (or by the Chief
Operating Officer in the absence of the Chairman of the Board and the Chief Executive Officer). Notice of the time and place of each meeting (other than regular meetings) and each special meeting of the Board of Directors or any committee thereof shall be sent to each Director or member of such committee, as the case may be, by the Secretary, by facsimile transmission or by electronic mail (if previously requested by such Director, in accordance with the instructions provided by such Director or, in the case of the Class A Directors, if no such instructions have been provided, to such Class A Director in care of Citrus Parent at its principal executive offices), with a copy delivered by mail or by recognized courier service, at least five days prior to the date fixed for such meeting unless such notice requirement is waived by a majority of the Class A Directors and a majority of the Non-Class A Directors (as defined in the Certificate of Incorporation) who in each such case are members of the Board of Directors or such committee, in which case such notice shall be sent by the foregoing means or telephonically at least twenty-four hours prior to the date and time fixed for such meeting. Each meeting of the Board of Directors shall be held at the principal office of the Corporation unless the Board of Directors, by standing resolution or otherwise, shall designate some other place where such meeting shall be held.

     SECTION 2.3 A majority of the members of the Board of Directors, including a majority of the Non-Class A Directors, shall be necessary to constitute a quorum for the transaction of business at each meeting of the Board of Directors. Except in cases in which the Certificate of Incorporation or these By-laws (including without limitation Section 2.7 hereof) otherwise provide, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 2.4 Except as provided herein or in the Certificate of Incorporation, each Director shall serve until the election and qualification of his successor.

     SECTION 2.5 The Board of Directors shall have the general supervision and control of all of the business and affairs of the Corporation. Without prejudice to the generality of such power the Board of Directors shall have power:

          A. To appoint its own Chairman and, subject to Section 3.4 and the Certificate of Incorporation of the Corporation, all officers and remove them at pleasure, fix the compensation of all officers, review and control the compensation of all employees, and require from any officers or employees such bonds or other security as the Board of Directors may deem advisable for the faithful performance of their duties;

          B. To fill vacancies in the directorate, except as otherwise provided in the Certificate of Incorporation;

          C. To call meetings of stockholders whenever it shall deem the same necessary;

          D. To make rules and regulations not inconsistent with law, the Certificate of Incorporation or these By-laws for the guidance and government of the officers and the management of the Corporation's affairs;

          E. To declare and fix the rate of dividends to be paid to stockholders, subject to applicable law and the Certificate of Incorporation;

          F. To borrow money and incur such indebtedness as may seem advisable and to authorize the execution of the Corporation's note therefor and make pledges of securities in connection therewith;

          G. To appoint agents to act for the Corporation and to confer upon them such powers or authority as it may deem best and fix the compensation of such agents by salary or otherwise in its discretion, but it shall always retain the right to suspend or remove such agents and annul any power or authority which may have been granted to them;

          H. To designate the principal place of business of the Corporation at such place as the Board of Directors may deem advisable, and to establish such branch offices, divisions, departments, or subsidiary corporations and to enter any partnership, joint venture, trust or other association the Board of Directors may deem advisable; and

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          I.  To direct and control the voting of the shares of stock or other voting interest held by the Corporation in any other corporation, partnership, joint venture, trust or other association, by an officer of the Corporation duly authorized by the Board of Directors or by a proxy so duly authorized.

     SECTION 2.6 Notwithstanding that a lesser vote or no vote of the Board of Directors (or the executive committee thereof) may be required by law or the Certificate of Incorporation, any transaction between the Corporation and any stockholder who beneficially owns 10% or more of the total number of outstanding shares of Common Stock and Class A Common Stock of the Corporation, or otherwise relating to such stockholder, shall require the approval of, in addition to any other vote of the Board of Directors (or the executive committee thereof) required by law or the Certificate of Incorporation, a majority vote of a committee of the Board of Directors of the Corporation comprised of all the Independent Directors (as defined below) then in office. For purposes of this
Section 2.6, "Independent Director" means any director who is not an affiliate or past or present officer, director or employee of, and was not nominated by, such stockholder or any of its affiliates, and is not associated with an entity that performs substantial services for any of the foregoing.

     SECTION 2.7 Notwithstanding that a lesser vote or no vote of the Board of Directors (or a committee thereof) may be required by law or the Certificate of Incorporation, and in addition to any other vote of the Board of Directors (or a committee thereof) required by law or the Certificate of Incorporation, the affirmative vote of two-thirds of the Directors constituting the entire Board of Directors of the Corporation shall be required for approval of the following actions:

          I. Any distributions or dividends of securities or other property (other than cash and other than dividends payable in shares of Common Stock or Class A Common Stock), if the Fair Market Value (as defined below) thereof equals or exceeds 10% of the Consolidated Net Worth of the Corporation (as defined below) as of the date of any such action of the Board of Directors.

          II. Any repurchase or redemption of outstanding equity securities of the Corporation if the gross consideration to be paid for such repurchase or redemption, together with the gross consideration paid for all such repurchases or redemptions in the preceding twelve month period but net of the amount of the net proceeds from the issuance of other equity securities in such period, equals or exceeds 10% of the Consolidated Net Worth of the Corporation as of the date of any such action by the Board of Directors.

          III. A decision by the Board of Directors to consent to or enter into any cease and desist order or formal agreement with any bank regulatory authority or other governmental agency which would adversely affect the interests of the holders of the Class A Common Stock in the good faith opinion of the Class A Directors (as set forth in a resolution duly adopted by a majority of such Class A Directors).

          For purposes of this Section 2.7:

             "Consolidated Net Worth" as of any date means the total of all amounts that are included under stockholders' equity as shown on the most recently available consolidated financial statements of the Corporation and its subsidiaries.

             "Fair Market Value" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm's-length negotiated transaction without time constraints. For purposes of these By-laws, Fair Market Value shall be determined in good faith by the affirmative vote of a majority of the Directors constituting the entire Board of Directors of the Corporation.

     SECTION 2.8 No action may be taken at a meeting of the Board of Directors with respect to any matter that was not previously set forth on an agenda for such meeting delivered to the Directors prior to such meeting if either a majority of the Class A Directors present at such meeting or a majority of the Non-Class A Directors present at such meeting oppose taking action at such meeting with respect to such matter.

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                                  ARTICLE III

                          OFFICERS; DUTIES OF OFFICERS

     SECTION 3.1 The officers of the Corporation shall be a President, and one or more Vice Presidents, any one or more of whom may also be designated as Executive or Senior Vice Presidents, a Secretary, a Treasurer, a Chief Executive Officer, a Chief Operating Officer and such other officers as the Corporation may require for the transaction of its business. All officers shall be elected or appointed by the Board of Directors or the Executive Committee as these By-laws further provide and by whom their several duties shall be prescribed and who, subject to Section 3.4, shall hold their offices at the pleasure of the Board of Directors or the Executive Committee, subject to the authority of the Board of Directors if the Executive Committee was the appointing power. There may be a Chairman of the Board of Directors who shall be appointed by the Board of Directors from its own members and who shall have such powers as may be prescribed by these By-Laws or, if and to the extent that these By-Laws shall not so prescribe, by the Board of Directors.

     SECTION 3.2 The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties and have such other powers as may be assigned to him by these By-laws or the Board of Directors. If a Director other than the President shall have been appointed Chairman of the Board of Directors, then in the absence of the Chairman the President shall preside, and in the absence of both the Chairman of the Board of Directors and the President, or in the absence of the President if the President shall be the Chairman of the Board of Directors, any other Director designated by the Board of Directors shall preside.

     SECTION 3.3 The President shall exercise general supervision of the property, affairs and business of the Corporation, and shall perform such duties and exercise such power as may be assigned to him by these By-laws or the Board of Directors. In the absence or disability of the President, his powers shall be exercised and discharged by the Vice President designated by the Board of Directors, or, in the absence or disability of him, by such other officer or officers as the Board of Directors may designate.

     SECTION 3.4 (a) The Board of Directors may from time to time designate the Chairman of the Board of Directors or the President as the Chief Executive Officer of the Corporation. If the Chairman of the Board of Directors shall have been so designated as Chief Executive Officer, then in the absence or disability of the Chairman of the Board of Directors, the President shall perform the duties and have the power of Chief Executive Officer. If the Board of Directors shall not have designated either the Chairman of the Board of Directors or the President as Chief Executive Officer, then unless and until the Board of Directors shall make such a designation, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be responsible for the general direction of the property, business, affairs and personnel of the Corporation, and shall have all requisite power and authority to carry out such responsibility. He shall be responsible for carrying out and effectuating, and shall have full power, directly or through such officers as he may designate, to carry out and effectuate such policies and procedures for the governance and conduct of the affairs of the Corporation as are adopted by the Board of Directors or prescribed by law.

     (b) The Board of Directors may from time to time designate a Chief Operating Officer of the Corporation. The Chief Operating Officer shall perform the duties imposed upon him by these By-laws, the Board of Directors, the Executive Committee or the Chief Executive Officer. If the Chief Executive Officer is not the President, then the Chief Operating Officer shall be the President. If the Chief Executive Officer shall be the President, then the Chief Operating Officer shall be senior to all other Vice Presidents of the Corporation.

     (c) The persons so designated from time to time as the Chief Executive Officer and the Chief Operating Officer shall continue to serve in such capacity until such time as the Board of Directors of the Corporation, by a vote of two-thirds of the Directors constituting the entire Board of Directors, votes to terminate such designation or until such person's death, voluntary retirement or resignation. In order to be elected to fill a vacancy in the office of Chief Executive Officer or Chief Operating Officer, the person nominated pursuant to the provisions of paragraph (b) of Article Seventh of the Certificate of Incorporation shall be required to be approved by the affirmative vote of two-thirds of the directors then in office.

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     SECTION 3.5 Each Vice President shall perform the duties imposed upon him by these By-laws, the Board of Directors, the Executive Committee or the Chief Executive Officer. The Vice President senior in rank to all other Vice Presidents, including Executive and Senior Vice Presidents, shall be as designated by the Board of Directors.

     SECTION 3.6 The Secretary shall have charge and custody of the corporate seal, records and minute books of the Corporation, and he shall keep correct written minutes of all meetings of stockholders, the Board of Directors and the Executive Committee. He shall give or cause to be given notice of all meetings of the stockholders and of the Board of Directors in accordance with these By-laws and as required by law, and shall perform such other duties as may be imposed upon him by law, these By-laws, the Board of Directors, the Executive Committee or by the Chief Executive Officer. The duties of the Secretary may be performed by any Assistant Secretary appointed by the Board of Directors or by the Executive Committee.

     SECTION 3.7 The Treasurer shall be the chief financial officer of the Corporation and exercise general supervision over the receipt, custody and disbursement of corporate funds. He shall perform such other duties as may be imposed upon him by law, these By-laws, the Board of Directors, the Executive Committee or the Chief Executive Officer. The duties of the Treasurer may be performed by any Assistant Treasurer appointed by the Board of Directors or by the Executive Committee.

     SECTION 3.8 Subject to the prior authority of the Board of Directors, additional officers may be appointed by the Executive Committee and the salaries of such officers may be fixed by the Executive Committee.

                                   ARTICLE IV

                                   COMMITTEES

     SECTION 4.1 There may be a committee to be known as the Executive Committee consisting of the following: the Chief Executive Officer (so long as he is a Director, who shall be the Chairman of the Executive Committee), the Chief Operating Officer (so long as he is a Director) and not less than three additional Directors appointed by a committee comprised of the Chief Executive Officer, all of such members of the Executive Committee shall continue to act until succeeded. The members of the Executive Committee appointed pursuant to the foregoing sentence shall include such number of Class A Directors as Citrus Parent has the right to so request pursuant to Section 5.3 of the Standstill and Governance Agreement (as defined in the Certificate of Incorporation of the Corporation). The Executive Committee shall have, to the extent not specifically restricted by law or by these By-laws, all of the powers of the Board of Directors in the management of the property, business and affairs of the Corporation during the intervals between meetings of the Board of Directors. This Committee shall have the power to discount and purchase bills, notes and other evidences of debt and to meet regularly each week; to confer with and advise the officers of the Corporation; to act with them in its best judgment as to the general management of the business and affairs of the Corporation and to adopt such measures as may be deemed expedient. No action may be taken by the Executive Committee without the affirmative vote of each of the members thereof. This Committee shall, at each regular meeting of the Board of Directors, submit in writing a report of all matters and things done by it since its last report. The Board of Directors shall approve or disapprove such report, the action taken to be recorded in the minutes of the meeting.

     SECTION 4.2 Except as otherwise provided in the Certificate of Incorporation of the Corporation or these By-Laws, the Board of Directors may appoint, from time to time, from its own members, other committees of two or more persons, for such purposes and with such powers as the Board of Directors may determine.

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                                   ARTICLE V

                                      SEAL

     SECTION 5.1 The corporate seal of the Corporation shall be of such form and device as may from time to time be designated by the Board of Directors. The Board of Directors may determine that the Corporation shall have no seal.

                                   ARTICLE VI

                                  MINUTE BOOKS

     SECTION 6.1 The Certificate of Incorporation, the proceedings of all regular and special meetings of the Board of Directors and any committee thereof, and of the stockholders, these By-laws and any amendments thereto and reports of the committees of the Directors shall be recorded in the minute book; and the minutes of each such meeting shall be signed by the presiding officer and the Secretary or an Assistant Secretary or a secretary pro tempore.

                                  ARTICLE VII

                      CERTIFICATES AND TRANSFERS OF STOCK

     SECTION 7.1 Certificates and stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be sealed with the corporate seal, if any, and signed by the President or a Vice President and the Secretary or an Assistant Secretary; provided, that the Board of Directors may provide that certificates shall be sealed only with the facsimile seal of the Corporation and signed only with the facsimile signature of the President or a Vice President and the Secretary or an Assistant Secretary. The name of the person owning the shares represented by each certificate, with the number of such shares and the date of issue, shall be entered upon the stock records of the Corporation.

     SECTION 7.2 Transfer of shares of stock may be made by delivery of the certificates therefor, endorsed by the holder of record thereof, or accompanied by a written assignment or power of attorney to sell, assign or transfer the same, signed by the holder of record thereof; but no transfer shall affect the right of the Corporation to pay any dividends upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

     SECTION 7.3 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days from the date of such meeting; (2) in the case of determination of stockholders to express consent to action in writing without a meeting, shall not be less than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty days prior to such action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or if prior action by the Board of Directors is required by law, shall be at the close of business on the day
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on which the Board of Directors adopts the resolution taking such prior action;
and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 7.4 In case of the loss, mutilation or destruction of any certificate of any share or shares of stock of the Corporation, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe.

     SECTION 7.5 The Corporation shall not be obliged to issue any certificate of stock evidencing, either singly or with other shares, any fractional part of a share or any undivided interest in shares.

                                  ARTICLE VIII

                                  EMERGENCIES

     SECTION 8.1 In the event of an emergency declared by the President of the United States or the person performing his functions, or similar officials in the state in which the Corporation has its principal place of business or the persons performing their functions, the officers and employees of the Corporation will continue to conduct the affairs of the Corporation under such guidance from the Board of Directors as may be available except as to such matters which by statute require specific approval by the Board of Directors and subject to conformance with any governmental directives during the emergency.

                                   ARTICLE IX

                                  CONSTRUCTION

     SECTION 9.1 Except where such construction would be repugnant to the context, whenever used in these By-laws, the word "Corporation" shall mean BancWest Corporation, the singular includes the plural, and vice versa; the masculine gender includes the feminine gender; and the words "stockholder" and "stockholders" shall mean the holder or holders of outstanding shares of capital stock of the Corporation.

                                   ARTICLE X

                                INDEMNIFICATION

     SECTION 10.1 To the extent permitted by Delaware law from time to time in effect, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 10.2 To the extent permitted by Delaware law from time to time in effect, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened,
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pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     SECTION 10.3 To the extent that a present or former director or officer or an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections
10.1 and 10.2, or in defense of any claim, issue or matter therein, such person shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     SECTION 10.4 Any indemnification under Sections 10.1 and 10.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections
10.1 and 10.2. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, event though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel (compensated by the Corporation) in a written opinion, or (4) by the stockholders.

     SECTION 10.5 Expenses incurred by a present or former Director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article.

     SECTION 10.6 The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     SECTION 10.7 The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 10.8 The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or of
Section 145 of the General Corporation Law of Delaware, as it may be amended or substituted for.
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     SECTION 10.9 Notwithstanding Sections 10.1 and 10.2 hereof, except as otherwise provided in Section 10.10, the Corporation shall be required to indemnify an indemnitee in connection with any action, suit or proceeding (or part thereof) commenced by such indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors.

     SECTION 10.10 If a claim for indemnification or advancement of expenses under this Article is not paid in full within sixty days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

     SECTION 10.11 Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

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